MOBILE AND WIRELESS INTRANET RIGHTS LICENSE AGREEMENT

THIS MOBILE AND WIRELESS INTRANET RIGHTS LICENSE AGREEMENT (this "Agreement") is entered into and effective as of this 21st day of July, 2006, by and between PROGRESSIVE GAMING INTERNATIONAL CORPORATION ("PGIC"), a Nevada corporation (collectively "Licensee") and PROGRESSIVE GAMES PARTNERS, LLC, an Isle of Man limited liability company ("PGP") and TABLEMAX NORTH AMERICA, LLC, a California limited liability company and an affiliate of PGP ("TMNA") (PGP and TMNA collectively "Licensors").

WITNESSETH

WHEREAS, PGP and Licensee entered into an Amended and Restated Internet Rights Purchase Agreement dated November 30, 2003 and a First Amendment to Internet Rights Purchase Agreement dated March 31, 2006 (collectively the "Internet Agreement") which included certain mobile and wireless rights to proprietary Games and the Jackpot Feature both as defined in the Internet Agreement;

WHEREAS,TMNA and Licensee entered into an Amended and Restated Video Rights License Agreement dated March 12, 2004 (the "Video Rights Agreement") which also included certain mobile and wireless rights to proprietary Games and the Jackpot Feature both as defined in the Internet Agreement;

WHEREAS, Licensee and TableMAX CA, LLC, a California limited liability company and wholly owned subsidiary of TMNA, entered into a Distribution Agreement dated March 16, 2005 (the "TableMAX Distribution Agreement"), which included assumption from PGP of a purchase money loan in the amount of $1.25 million (the "Loan") and certain production financing to be provided for the manufacture of TableMAX machines (the "Production Financing");

WHEREAS, TMNA has granted to PGP certain intranet mobile and wireless rights to the Games and the Jackpot Feature;

WHEREAS, Licensee desires to license from Licensors, and Licensors desire to grant to Licensee, certain exclusive and certain non-exclusive mobile and intranet rights to the Games and the Jackpot Feature, a defined below, for play on a specific Platform, as defined below, within defined territories for specified periods, on the terms as hereinafter set forth;

NOW THEREFORE, in consideration of the promises and covenants contained herein and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

   a. "Platform" shall mean the Cantor Fitzgerald system, Licensee's own proprietary mobile gaming system which shall include a collection of components and technology that enables Mobile Gaming which must operate on a secured wireless network having access restricted to a limited group of users within the approved gaming areas within the casino, or such other technically equivalent system. The Platform does not include any device which connects to and conducts gambling through the World Wide Web.

   b. "Mobile Gaming" shall mean gaming as identified in A.B. 471 (Nevada 2005) and similar legislation as may be adopted from time to time in other jurisdictions, including, without limitation, gambling and wagering, on casino-style games through mobile devices that are

capable of being portable and restricted to a limited group of users within the approved gaming areas within of the casino. Mobile Gaming shall not include "play for fun" gaming.

c. "Games" shall include Texas Hold 'em Bonus Poker, Caribbean Stud Poker, Caribbean Draw Poker, Progressive Blackjack, Aruba Rum 32, and Roulotto, including the Jackpot Feature.

d. Term shall mean the period commencing on the date first set forth above and shall end on the expiration of the last to commence of the five year periods referenced in 2.a, b or c below.

2. During the Term as defined below, Licensor grants to Licensee the following:

   a. Nevada: Exclusive rights to use the Games on a Platform which enables Mobile Gaming, for a term of five (5) years. The license term begins from the date a Game is first implemented on a Platform which enables Mobile Gaming and is made available for commercial play at a licensed casino in the State of Nevada.

   b. United States (outside Nevada): Non-exclusive rights to use the Games on a Platform which enables Mobile Gaming, for a term of five (5) years. The license term begins from the date a Game is first implemented on a Platform which enables Mobile Gaming and is made available for commercial play at a licensed casino outside of the State of Nevada but within the United States.

   c. Outside United States: Non-exclusive rights to use the Games on a Platform which enables Mobile Gaming, for a term of five (5) years. The license term begins from the date a Game is made available for commercial play on a Platform at a licensed casino outside of the United States. In these jurisdictions, Licensee shall notify Licensor in writing or via electronic mail of its intent to enter a jurisdiction with a demonstrable and bona fide business opportunity. Within five (5) days of receiving such notice, Licensor shall determine whether it is legally able to provide the rights and inform Licensor. If Licensor is legally able to provide the rights, they shall be provided. If not, Licensor shall inform Licensee of the existence of a previous legal obligation which prohibits the rights from being legally conveyed. In such cases, Licensor and Licensee shall have the option to mutually agree to add said jurisdictions to the list of approved jurisdictions when they become available.

   d. Prior to expiration of the Term, Licensee shall have the right of first refusal to extend the term of the license grant based upon mutually agreeable terms with Licensor.

3. Licensors represents and warrants that they are the exclusive owners of the mobile and intranet rights to the Games and have the power to convey the Mobile Gaming rights to the Games to Licensee for use on the Platform as provided in this Agreement. A breach of this representation and warranty is a material breach of this Agreement and makes this Agreement immediately voidable at the sole option of the Licensee. In the event of a claim is made by any entity or person regarding the Mobile Gaming rights to the Games, Licensors covenant and agree to indemnify and hold Licensee harmless against all actions, suits, proceedings, demands, damages, assessments, taxes, judgments, costs and expenses incident to any of the foregoing, including, but not limited to, reasonable attorney's fees, provided, however that this indemnification shall not apply to the claims

brought by Gregory F. Mullally in the case Mullally v. Jones et. al Case No. CV-S-05-0154-BES-GWF. now pending in the United States District Court of Nevada.

4. As consideration for the Mobile Gaming rights to the Games for use on the Platform as provided herein:

   a. Licensee agrees to pay PGP according to the following fee schedule:

      i. One Hundred Dollars ($100.00) per Game title per casino/per month during the first year;
      ii. Two Hundred and Dollars ($200.00) per Game title per casino/per month during the second year;
      iii. Three Hundred Dollars ($300.00) per Game per casino/per month during the third year;
      iv. Three Hundred Dollars ($300.00) per Game per casino/per month during the fourth year; and,
      v. Three Hundred and Fifty Dollars ($350.00) per Game per casino/per month during the fifth year.

   b. Licensee commits to developing the market in Nevada during the first twenty-four (24) months of this Agreement. Thereafter, Licensee will guarantee a minimum of twenty (20) casino sites in Nevada during the third, fourth and fifth years of this Agreement which will employ at least one of the Games or pay the equivalent license fees thereof.

   c. Licensee also agrees to amend the Internet Agreement to reduce the purchase price of the rights acquired under the Internet Agreement by $900,000 thereby reducing the amount of the Loan to $350,000 assumed by TMCA under the Distribution Agreement.

   d. Licensee also agrees to amend the Distribution Agreement to provide for a reduction in the interest rate on the Production Financing with the result of reducing the interest due on the Production financing by $500,000.

   e. TMNA acknowledges that the reduction by Licensee of costs borne by TMCA is for the benefit of TMNA as one of the Licensors hereunder.

5. Except to the extent that Licensee acknowledges the grant by TMNA to PGP of certain mobile and wireless intranet rights to the Games and the reduction of the purchase price of the rights acquired by PGP pursuant to the Internet Agreement by $900,000, all other terms of the Internet Agreement and the Video Rights Agreement remain in full force and effect.

6. Except to the extent that the Licensee agrees to amend the Distribution Agreement by acknowledging a reduction in the Loan To $350,000 and to provide a reduction in interst rate to reduce interest on the Production Financing by $500,000, all other terms of the Distribution Agreement remain in full force and effect.

7. The laws of the State of Nevada shall govern the validity, construction, performance and effect of this First Amendment.

8. This Agreement may not be amended except in writing signed by both parties.

9. This Agreement shall be binding upon, be enforceable by, and inure to the benefit of the parties hereto and their respective successors and assigns. Both parties warrant that they have taken all action necessary for this Agreement to be a binding and legally enforceable agreement. If any provision of this Agreement is deemed unenforceable, then such provision shall be deemed stricken from this Agreement, and the remaining terms shall remain in full force and effect. This Agreement contemplates further preparation of long form agreements to document certain terms of the transaction referenced herein. Notwithstanding the foregoing and for the avoidance of doubt, the parties agree that this Agreement is a legally binding agreement enforceable in accordance with its terms. The parties further agree to negotiate the terms of any ancillary agreements in good faith, respecting the terms set forth in this Agreement as the substance of the agreement between the parties.

10. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the day and year first written above.

"Licensor"		"Licensee"
PROGRESSIVE GAMES PARTNERS, LLC		PROGRESSIVE GAMING INTERNATIONAL CORPORATION
By: [signature]	[signature]	By:
Name: N. TEGAY	A. THOMAS	Name:
Title: FOR MANN. MANAGEMENT CONSULTANTS LTD, Member	MANN MANAGEMENT SECURITIES LTD, Member	Title:
Date: 24/7/06	24/7/06	Date:

"Licensor"

TABLEMAX NORTH AMERICA, LLC

By: ______________________

Name: ______________________

Title: ______________________

Date: ______________________

9. This Agreement shall be binding upon, be enforceable by, and inure to the benefit of the parties hereto and their respective successors and assigns. Both parties warrant that they have taken all action necessary for this Agreement to be a binding and legally enforceable agreement. If any provision of this Agreement is deemed unenforceable, then such provision shall be deemed stricken from this Agreement, and the remaining terms shall remain in full force and effect. This Agreement contemplates further preparation of long form agreements to document certain terms of the transaction referenced herein. Notwithstanding the foregoing and for the avoidance of doubt, the parties agree that this Agreement is a legally binding agreement enforceable in accordance with its terms. The parties further agree to negotiate the terms of any ancillary agreements in good faith, respecting the terms set forth in this Agreement as the substance of the agreement between the parties.

10. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the day and year first written above.

"Licensor"	"Licensee"
PROGRESSIVE GAMES PARTNERS, LLC	PROGRESSIVE GAMING INTERNATIONAL CORPORATION
By: ______	By: ______
Name: ______	Name: ______
Title: ______	Title: ______
Date: ______	Date: ______

"Licensor"

TABLEMAX NORTH AMERICA, LLC

By: [signature]

Name: Ronald A Iltzbach

Title: manager

Date: 7/23/06

9. This Agreement shall be binding upon, be enforceable by, and inure to the benefit of the parties hereto and their respective successors and assigns. Both parties warrant that they have taken all action necessary for this Agreement to be a binding and legally enforceable agreement. If any provision of this Agreement is deemed unenforceable, then such provision shall be deemed stricken from this Agreement, and the remaining terms shall remain in full force and effect. This Agreement contemplates further preparation of long form agreements to document certain terms of the transaction referenced herein. Notwithstanding the foregoing and for the avoidance of doubt, the parties agree that this Agreement is a legally binding agreement enforceable in accordance with its terms. The parties further agree to negotiate the terms of any ancillary agreements in good faith, respecting the terms set forth in this Agreement as the substance of the agreement between the parties.

10. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the day and year first written above.

"Licensor"

PROGRESSIVE GAMES PARTNERS, LLC

By: ____________________

Name: ____________________

Title: ____________________

Date: ____________________

"Licensee"

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

By: [signature]

Name: Russel McMeekin

Title: CEO

Date: July 24 2006

"Licensor"

TABLEMAX NORTH AMERICA, LLC

By: ____________________

Name: ____________________

Title: ____________________

Date: ____________________